UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Of 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2008

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California		94597
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 13, 2008, Central Garden and Pet Company (the “Company”) received notice from the staff of the Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it did not timely file its Quarterly Report on Form 10-Q for the quarter ended June 28, 2008. In accordance with Marketplace Rule 4804(a), on August 19, 2008, the Company issued a press release announcing the Company’s receipt of the Nasdaq listing standards notice, a copy of which press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Statements in this Form 8-K, including in Exhibit 99.1, may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to the potential outcome of the review of the issues raised by the Company employee and the timing of the completion of such review; the Company’s decision to request a hearing to review the Nasdaq Staff Determination letter; and the possible delisting of the Company’s Class A common and common stock from The Nasdaq Global Select Market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These forward-looking statements speak only as of the date on which they are made, and the Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances occurring after the date of this report

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated August 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ WILLIAM E. BROWN
William E. Brown
Chairman and Chief Executive Officer

Dated: August 19, 2008

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